As filed with the Securities and Exchange Commission on November 22, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

I.R.S. Employer Identification Number)
Zug, Switzerland (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	98-0599916 (I.R.S. Employer Identification Number)

Chemin de Blandonnet 10

CH-1214 Vernier, Switzerland

+41 (22) 930 9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brady K. Long

Senior Vice President and General Counsel

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

4 Greenway Plaza

Houston, Texas 77046

(713) 232-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gene J. Oshman James H. Mayor Andrew J. Ericksen Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002-4995 (713) 229-1234	Raoul F. Dias Senior Counsel and Corporate Secretary Transocean Partners LLC 40 George Street London, England United Kingdom W1U 7DW + 44 (20) 3675-8410	Srinivas M. Raju Richards, Layton & Finger, PA One Rodney Square 920 King Street Wilmington, Delaware 19801 (302) 651-7701

Approximate date of commencement of the proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Shares, par value CHF 0.10 per share	1,138,103	N/A	N/A	N/A

(1)Represents the maximum number of shares, par value of CHF 0.10 per share, of Transocean Ltd. to be issuable upon the completion of the merger described herein, based upon an exchange ratio of 1.20 Transocean Ltd. shares for each common unit of Transocean Partners LLC. The registrant has previously registered 22,696,505 Transocean shares pursuant to the registration statement on Form S-4 (Registration No. 333-213146) which was declared effective on October 4, 2016.

(2)Upon filing the original registration statement (333-213146) on August 15, 2016, the fee payable was calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (“Securities Act“). Solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price was calculated by multiplying (x) $12.68, the average of the high and low prices per common unit of Transocean Partners LLC on the New York Stock Exchange on August 10, 2016, multiplied by (y) 19,862,173, the maximum number of common units of Transocean Partners LLC that may be converted in the merger as of August 10, 2016. The maximum number of common units that may be converted in the merger has not changed, and the average of the high and low prices per common unit of Transocean Partners LLC on the New York Stock Exchange on November 18, 2016 was $12.54. Accordingly, the maximum aggregate offering price calculated in connection with the filing of the original registration statement, has not changed.

(3)Upon filing the original registration statement (333-213146) on August 15, 2016, the fee payable was calculated under Section 6(b) of the Securities Act, by multiplying the proposed maximum aggregate offering amount of $251,852,354 by 0.0001159. That fee was paid at that time. Because the maximum aggregate offering price did not change, no additional fee is due.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION

Pursuant to its Registration Statement on Form S-4 (Registration No. 333- 213146), declared effective as of October 4, 2016, and as amended and supplemented to date, Transocean Ltd. (“Transocean”) registered an aggregate of 22,696,505 Transocean shares and paid an aggregate fee of $25,362. Transocean is filing this Registration Statement on Form S-4 pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 1,138,103 Transocean shares for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger dated as of July 31, 2016, as amended as of November 21, 2016, by and among Transocean, Transocean Partners Holdings Limited, a Cayman Islands exempted company, TPHL Holdings LLC, a Marshall Islands limited liability company, and Transocean Partners LLC, a Marshall Islands limited liability company. Because the total number of common units being converted in the merger has not changed, no additional fee is due.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-4 (Registration No. 333- 213146), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Zug, Switzerland, on November 22, 2016.

TRANSOCEAN LTD.

By:	/s/ MARK L. MEY
Mark L. Mey
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities indicated on November 22, 2016.

SIGNATURE	TITLE
/s/ JEREMY D. THIGPEN	President and Chief Executive Officer and Director
Jeremy D. Thigpen	(Principal Executive Officer)
/s/ MARK L. MEY	Executive Vice President and Chief Financial Officer
Mark L. Mey	(Principal Financial Officer)
/s/ DAVID TONNEL	Senior Vice President, Supply Chain and Corporate Controller
David Tonnel	(Principal Accounting Officer)
*	Chairman of the Board of Directors
Merrill A. “Pete” Miller, Jr.
*	Director
Glyn A. Barker
*	Director
Vanessa C.L. Chang
*	Director
Frederico F. Curado
*	Director
Chadwick C. Deaton
*	Director
Vincent J. Intrieri
*	Director
Martin B. McNamara
*	Director
Samuel Merksamer
*	Director
Edward R. Muller
*	Director
Tan Ek Kia

* By:	/s/ David Tonnel
David Tonnel,
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
†5.1	Opinion of Homburger AG as to the legality of the securities being offered.

†8.1	Opinion of Baker Botts L.L.P. as to certain tax matters.

†23.1	Consent of Ernst & Young LLP (Transocean Ltd.).

†23.2	Consent of Ernst & Young LLP (Transocean Partners LLC).

†23.3	Consent of Homburger AG (included in Exhibit 5.1).

†23.4	Consent of Baker Botts L.L.P. (included in Exhibit 8.1).

24.1

Powers of Attorney of Transocean Ltd. (incorporated by reference to Exhibit 24.1 to Transocean Ltd.’s Registration Statement on Form S-4 (Registration No. 333- 213146), which was filed with the Securities and Exchange Commission on August 15, 2016)

†99.1	Consent of Evercore Group L.L.C.

†       Filed herewith.